Exhibit 99.1

FOR IMMEDIATE RELEASE
February 3, 2016

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP. REPORTS
$(0.13) NET LOSS PER COMMON SHARE FOR THE FOURTH QUARTER AND
$19.66 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - February 3, 2016 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported a net loss for the quarter ended December 31, 2015 of $(6.6) million, or $(0.13) per common share, and net book value of $19.66 per common share. Economic return for the period, defined as dividends and change in net book value per common share, was 0.6% for the quarter. For the full year 2015, MTGE reported an economic loss of (2.1)%.

FOURTH QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$(0.13) net loss per common share

◦	Includes all unrealized gains and losses on investment and hedging portfolios

•	$0.52 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization benefit, compared to $0.51 per common share for the previous quarter

◦
Includes $0.03 estimated dollar roll income per common share associated with the Company's $0.2 billion average net long position in agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

◦	Excludes $0.02 per common share of estimated “catch-up” premium amortization benefit due to change in projected constant prepayment rate (“CPR”) estimates

◦	Excludes $(0.10) net servicing loss per common share

•	$0.40 dividend per common share

◦	11.5% annualized dividend yield based on December 31, 2015 closing stock price of $13.96 per common share

•	2.4 million shares, or $35.3 million, of common stock repurchased

◦	Represents 4.8% of common shares outstanding as of September 30, 2015

◦	$14.64 per share average repurchase price, inclusive of transaction costs

•	$19.66 net book value per common share as of December 31, 2015

◦	Decreased $(0.27) per common share, or (1.4)%, from $19.93 as of September 30, 2015

•	0.6% economic return on common equity for the quarter, or 2.6% annualized

◦	Comprised of $0.40 dividend and $(0.27) decrease in net book value per common share

American Capital Mortgage Investment Corp.
February 3, 2016

ADDITIONAL FOURTH QUARTER 2015 HIGHLIGHTS

•	$4.9 billion investment portfolio as of December 31, 2015

◦	$3.2 billion agency securities

◦	$1.6 billion non-agency securities

◦	$0.1 billion mortgage servicing rights (“MSR”)

•	4.5x “at risk” leverage as of December 31, 2015, compared to 4.7x as of September 30, 2015

◦	4.4x excluding net long TBA mortgage position

•	9.0% agency securities actual CPR for the quarter

◦	8.5% projected life CPR for agency securities as of December 31, 2015

•	2.45% annualized net interest rate spread for the quarter, including TBA dollar roll income

◦	2.37% excluding 8 bps of estimated “catch-up” premium amortization benefit

FULL YEAR 2015 HIGHLIGHTS

•	$(0.85) net loss per common share

◦	Includes $(0.34) per common share of net servicing loss and $(0.20) per common share impairment charge on RCS intangible assets

•	$2.04 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization benefit, compared to $2.69 in 2014

◦	Includes $0.14 estimated dollar roll income per common share associated with the Company's $0.1 billion average net long position in agency MBS in the TBA market

◦	Nominal 2015 impact from “catch-up” premium amortization

◦	Excludes $(0.54) net servicing loss per common share

•	4.4x average “at risk” leverage during the year compared to 5.3x during 2014

•	$1.80 dividend per common share

•	(2.1)% economic loss on common equity

◦	$1.80 dividend per common share

◦	$(2.25) decrease in net book value per common share

•	3.6 million shares, or $53.4 million, of common stock repurchased

◦	Represents 7.0% of common shares outstanding as of December 31, 2014

◦	$14.85 per share average repurchase price, inclusive of transaction costs

MANAGEMENT REMARKS
“Despite the headwinds of higher interest rates and wider MBS spreads during the fourth quarter, MTGE’s total economic return was a positive 0.6%, as our net carry and accretion from share repurchases more than offset unrealized portfolio fair value declines and net servicing losses,” commented Gary Kain, President and Chief Investment Officer. “Additionally, subsequent to year-end, we successfully closed a transaction to sell the majority of our servicing operations and are in the process of transitioning to a servicing oversight platform for our retained MSR portfolio. We expect this repositioning to improve our operating results related to MSR significantly over the course of the year.”
“As we look ahead into 2016,” Mr. Kain continued, “we believe it is increasingly likely that the combination of slower global economic growth, low commodity prices, adverse currency moves and the reversal of the flow of funds from sovereign wealth funds and some central banks will negatively impact U.S. economic growth and inflation expectations. Against this backdrop, we believe the Federal Reserve’s ability to continue to raise short term interest rates has been materially reduced. Moreover, we would expect conforming mortgage credit to be one of the best performers in the credit space as the underlying housing fundamentals remain solid. A more favorable interest rate outlook, combined with the enhanced earnings power of our

American Capital Mortgage Investment Corp.
February 3, 2016

portfolio due to wider spreads on both agency and non-agency assets, gives us reason to be optimistic about 2016.”
“Recent price-to-book discounts across the mortgage REIT space are not consistent with the improving fundamental landscape for investors in agency MBS,” commented John Erickson, Chief Financial Officer and Executive Vice President. “In response, MTGE repurchased $35 million, or 4.8%, of its outstanding common stock during the fourth quarter. If current business and economic fundamentals persist and the market continues to trade our shares at such a significant discount to NAV, we would expect to be very active buying back shares.”

INVESTMENT PORTFOLIO

As of December 31, 2015, the Company's investment portfolio included $3.2 billion of agency MBS, $1.6 billion of non-agency securities and $0.1 billion of MSR.

As of December 31, 2015, the Company's agency investment portfolio, inclusive of net long TBA, was comprised of $3.1 billion of fixed rate and $0.1 billion of adjustable rate securities.

As of December 31, 2015, the Company's fixed rate agency investments were comprised of $0.8 billion 15 year securities, $0.2 billion 20 year securities, $2.1 billion 30 year securities, $(0.1) billion 15 year net short TBA securities and $0.1 billion 30 year net long TBA securities. As of December 31, 2015, 15 year fixed rate investments represented 22% of the Company's agency investment portfolio, an increase from 19% as of September 30, 2015, and 30 year fixed rate investments represented 69% of the Company's agency investment portfolio, a decrease from 72% as of September 30, 2015.

As of December 31, 2015, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.54%, consistent with September 30, 2015, comprised of the following weighted average coupons:

•	3.35% for 15 year securities;

•	3.32% for 20 year securities; and

•	3.62% for 30 year securities.

As of December 31, 2015, the Company's $1.6 billion non-agency portfolio was comprised of approximately 28% Alt-A, 26% prime, 23% credit risk transfer, 13% subprime and 10% option ARM securities.

The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations. As of December 31, 2015, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $45 million, with a net carrying value of $0.8 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheets.

CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the fourth quarter of 2015 was 9.0%, down from 11.0% during the third quarter. The CPR published in January 2016 for the Company's agency portfolio held as of December 31, 2015 was 8.9%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2015 was 8.5%, compared to 8.6% as of September 30, 2015.

American Capital Mortgage Investment Corp.
February 3, 2016

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(5.2) million, or $(0.11) per common share. The Company recognized approximately $1.0 million, or $0.02 per common share, of “catch-up” premium amortization benefit during the quarter, as projected CPR estimates decreased for the Company's existing agency securities during the quarter. The weighted average cost basis of the Company's agency securities was 105.3% of par and the unamortized agency net premium was $162.7 million as of December 31, 2015.

NON-AGENCY DISCOUNT ACCRETION
The weighted average cost basis of the Company's non-agency portfolio was 87.7% of par as of December 31, 2015. Accretion income on the non-agency portfolio for the quarter was $8.5 million, or $0.17 per common share. The total net discount remaining was $216.4 million as of December 31, 2015, with $113.8 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average annualized net interest rate spread and dollar roll income for the fourth quarter was 2.45%, up from 2.27% in the third quarter. Excluding dollar rolls, the Company's average net interest rate spread was 2.46% for the fourth quarter, up from 2.22% for the third quarter.
The Company's average asset yield for the fourth quarter was 3.59%, compared to 3.31% for the third quarter. Excluding the impact of “catch-up” premium amortization benefit or (expense) recognized due to changes in projected CPR estimates, the Company's annualized weighted average yield was 3.51% for the fourth quarter, compared to 3.44% for the third quarter. The Company's asset yield as of December 31, 2015 was 3.60%, up 15 bps from 3.45% as of September 30, 2015.
The Company's average cost of funds was 1.13% for the fourth quarter, compared to 1.09% for the third quarter. The Company's average cost of funds includes the cost of repurchase agreements, FHLB advances and effective interest rate swaps (including those used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average repurchase agreement and Federal Home Loan Bank advances balances outstanding. The Company's average cost of funds of 1.23% as of December 31, 2015 was up 7 bps from 1.16% as of September 30, 2015.

LEVERAGE AND HEDGING ACTIVITIES
As of December 31, 2015, all of the Company's repurchase agreements and Federal Home Loan Bank advances were used to fund purchases of agency and non-agency securities. Including TBA securities, the Company's “at risk” leverage ratio was 4.5x as of December 31, 2015 and averaged 4.6x during the fourth quarter.

American Capital Mortgage Investment Corp.
February 3, 2016

The $3.7 billion borrowed under repurchase agreements as of December 31, 2015 had remaining maturities consisting of:

•	$2.0 billion of one month or less;

•	$0.5 billion between one and two months;

•	$0.4 billion between two and three months;

•	$0.1 billion between three and nine months;

•	$0.1 billion between nine and twelve months; and

•	$0.5 billion greater than twelve months.
As of December 31, 2015, the Company's agency and non-agency repurchase agreements had an average of 188 days remaining to maturity, down from 204 days as of September 30, 2015.
As of December 31, 2015, financing with the Federal Home Loan Bank of Des Moines had an outstanding balance of $0.4 billion and an average of 29 days remaining to maturity.
As of December 31, 2015, the Company had repurchase agreements with 31 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 21% of the Company's equity at risk.
The Company's interest rate swap positions as of December 31, 2015 totaled $2.3 billion in notional amount, with a weighted average fixed pay rate of 1.98%, a weighted average receive rate of 0.43% and a weighted average maturity of 4.0 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $1.6 billion and an average fixed pay rate of 1.36% as of December 31, 2015. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of December 31, 2015, the Company held payer swaption contracts with a total notional amount of $0.3 billion and a weighted average expiration of 0.9 years. These swaptions have an underlying weighted average interest rate swap term of 6.4 years and a weighted average pay rate of 3.54% as of December 31, 2015.
In addition to its interest rate swaps and swaptions, the Company held a $(0.7) billion net short position in U.S. Treasury securities and futures as of December 31, 2015.
As of December 31, 2015, 77% of the Company's combined funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions, U.S. Treasury securities and futures and interest only swaps.

SERVICING
As of December 31, 2015, RCS managed a servicing portfolio of approximately 64,000 residential mortgage loans, representing approximately $12.8 billion in unpaid principal balances. During the fourth quarter, the Company recorded $13.9 million in servicing income and $(18.9) million in servicing expense, which included $(2.2) million in realization of cash flows on MSR and $(1.8) million transaction-related charges in connection with RCS asset sales.
During the fourth quarter, RCS entered into definitive documentation to sell substantially all of its subservicing assets and operations to Ditech Financial (“Ditech”), a subsidiary of Walter Investment Management Corp. In connection with the transaction, Ditech will acquire certain assets of the RCS servicing platform, hire a number of core RCS operational employees and assume certain existing residential mortgage loan subservicing agreements. The transaction closed on January 28, 2016, and the servicing transfers are expected to occur in the first quarter of 2016. RCS retained its owned MSR, which will be serviced by Ditech post-

American Capital Mortgage Investment Corp.
February 3, 2016

closing pursuant to a subservicing agreement. Following the transfer of servicing, RCS will transition to a servicing oversight platform with the ability to acquire MSR opportunistically.

OTHER GAINS (LOSSES), NET
The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the fourth quarter, the Company recorded $(30.2) million in other gains (losses), net, or $(0.62) per common share. Other gains (losses), net, for the quarter are comprised of:

•	$2.0 million of net realized gain on agency and non-agency securities;

•	$(41.0) million of net unrealized loss on agency securities;

•	$(16.1) million of net unrealized loss on non-agency securities;

•	$(3.9) million of net realized loss on periodic settlements of interest rate swaps;

•	$(2.9) million of net realized loss on other derivatives and securities;

•	$28.4 million of net unrealized gain on other derivatives and securities; and

•	$3.2 million of unrealized gain on mortgage servicing rights.

Realized and unrealized net gains on other derivatives and securities during the fourth quarter primarily include $22.1 million of net gain on interest rate swaps and swaptions and $5.2 million of net gain on U.S. Treasury securities and futures.

ESTIMATED TAXABLE INCOME

REIT taxable income for the fourth quarter is estimated at $0.38 per common share, or $0.51 higher than GAAP net loss of $(0.13) per common share.

The primary differences between GAAP net income and estimated REIT taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries and (iv) timing differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the fourth quarter excludes $0.11 per common share of estimated net capital gains, which will be subtracted from the Company's net capital loss carryforwards from prior periods.

As of December 31, 2015, the Company had approximately $1.8 million of estimated undistributed taxable income (“UTI”), or $0.04 per common share. UTI excludes the Company's remaining unutilized net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of December 31, 2015, the Company had estimated remaining unutilized net capital losses of $(2.67) per common share compared to $(2.65) per common share as of September 30, 2015, which may be carried forward and applied against future net capital gains through 2018. Additionally, as of December 31, 2015, the Company had estimated net deferred gains from terminated swaps and swaptions of $0.17 per common share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

American Capital Mortgage Investment Corp.
February 3, 2016

STOCK REPURCHASE PROGRAM
During the fourth quarter, the Company made open market purchases of 2.4 million shares of its common stock, or 4.8% of the Company's outstanding shares as of September 30, 2015. The shares were purchased at an average net repurchase price of $14.64 per share, including expenses, totaling $35.3 million. Since commencing a stock repurchase program in the fourth quarter of 2012, the Company has repurchased 11.7 million shares, or approximately 20%, of its common stock for total consideration of approximately $218.4 million, including expenses. As of December 31, 2015, the Company had $81.6 million available under current board authorization for repurchases of its common stock through December 31, 2016.

FOURTH QUARTER 2015 DIVIDEND DECLARATION
On December 18, 2015, the Board of Directors of the Company declared a fourth quarter dividend on its common stock of $0.40 per share, which was paid on January 27, 2016 to common stockholders of record as of December 31, 2015. Since its August 2011 initial public offering, the Company has declared and paid a total of $508.2 million in common stock dividends, or $12.05 per common share.

On December 18, 2015, the Board of Directors of the Company declared a fourth quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per share. The dividend was paid on January 15, 2016 to preferred stockholders of record as of January 1, 2016. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $7.2 million in Series A Preferred Stock dividends, or $3.3459250 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
February 3, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$3,217,252	$3,356,523	$3,580,696	$4,176,349	$4,384,139
Non-agency securities, at fair value	1,557,671	1,479,586	1,503,644	1,315,152	1,168,834
Treasury securities, at fair value	—	147,454	279,120	525,725	758,629
Cash and cash equivalents	169,319	170,745	176,132	184,299	203,431
Restricted cash	95,636	76,868	70,568	111,867	82,144
Interest receivable	11,629	11,586	12,740	15,408	15,249
Derivative assets, at fair value	8,151	14,519	13,530	14,039	28,574
Receivable for securities sold	2,565	167,433	233,463	372,245	26,747
Receivable under reverse repurchase agreements	281,618	691,772	204,355	70,636	214,399
Mortgage servicing rights, at fair value	83,647	83,495	91,699	87,811	93,640
Other assets	54,914	58,016	54,955	52,380	55,466
Total assets	$5,482,402	$6,257,997	$6,220,902	$6,925,911	$7,031,252
Liabilities:
Repurchase agreements	$3,664,715	$3,805,390	$4,740,499	$5,459,058	$5,423,630
Federal Home Loan Bank advances	442,900	487,900	197,202	—	—
Payable for securities purchased	—	167,703	10,004	18,702	49,755
Derivative liabilities, at fair value	58,850	80,139	70,128	113,918	75,981
Dividend payable	20,167	21,121	26,713	26,699	34,374
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	266,001	603,709	24,542	91,159	230,136
Accounts payable and other accrued liabilities	38,657	40,443	37,382	35,670	41,407
Total liabilities	4,491,290	5,206,405	5,106,470	5,745,206	5,855,283
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 47,626, 50,010, 51,192, 51,165 and 51,165 issued and outstanding, respectively	476	500	512	512	512
Additional paid-in capital	1,146,797	1,181,634	1,199,329	1,198,932	1,198,560
Retained deficit	(209,200)	(183,581)	(138,448)	(71,778)	(76,142)
Total stockholders' equity	991,112	1,051,592	1,114,432	1,180,705	1,175,969
Total liabilities and stockholders' equity	$5,482,402	$6,257,997	$6,220,902	$6,925,911	$7,031,252

Net book value per common share	$19.66	$19.93	$20.70	$22.00	$21.91

American Capital Mortgage Investment Corp.
February 3, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015
Interest income:
Agency securities	$23,587	$19,988	$27,573	$27,894	$99,042
Non-agency securities	20,375	19,760	17,726	16,928	74,789
Other	90	67	46	84	287
Interest expense	(8,199)	(7,586)	(7,561)	(7,454)	(30,800)
Net interest income	35,853	32,229	37,784	37,452	143,318

Servicing:
Servicing income	13,870	11,576	11,388	11,804	48,638
Servicing expense	(18,856)	(15,580)	(15,499)	(16,070)	(66,005)
Net servicing loss	(4,986)	(4,004)	(4,111)	(4,266)	(17,367)

Other gains (losses), net:
Realized gain (loss) on agency securities, net	2,762	175	(6,661)	934	(2,790)
Realized gain (loss) on non-agency securities, net	(732)	8	3,151	3,246	5,673
Realized loss on periodic settlements of interest rate swaps, net	(3,900)	(3,793)	(4,433)	(4,311)	(16,437)
Realized gain (loss) on other derivatives and securities, net	(2,878)	(27,724)	(32,541)	17,242	(45,901)
Unrealized gain (loss) on agency securities, net	(40,972)	32,583	(60,834)	41,128	(28,095)
Unrealized loss on non-agency securities, net	(16,120)	(13,104)	(13,287)	(642)	(43,153)
Unrealized gain (loss) on other derivatives and securities, net	28,444	(18,654)	42,008	(49,742)	2,056
Unrealized gain (loss) on mortgage servicing rights	3,176	(5,260)	4,863	(3,194)	(415)
Impairment of intangible asset	—	(10,000)	—	—	(10,000)
Total other gains (losses), net	(30,220)	(45,769)	(67,734)	4,661	(139,062)

Expenses:
Management fees	4,042	4,250	4,425	4,508	17,225
General and administrative expenses	2,057	1,845	2,129	1,949	7,980
Total expenses	6,099	6,095	6,554	6,457	25,205

Income before tax	(5,452)	(23,639)	(40,615)	31,390	(38,316)
Provision for excise and income tax, net	—	(373)	658	(327)	(42)
Net income (loss)	(5,452)	(24,012)	(39,957)	31,063	(38,358)
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Net income (loss) available to common shareholders	$(6,569)	$(25,129)	$(41,074)	$29,946	$(42,826)

Net income (loss) per common share - basic and diluted	$(0.13)	$(0.49)	$(0.80)	$0.59	$(0.85)

American Capital Mortgage Investment Corp.
February 3, 2016

Weighted average number of common shares outstanding - basic	48,886	50,815	51,179	51,165	50,506

Weighted average number of common shares outstanding - diluted	48,898	50,828	51,190	51,209	50,519

Dividends declared per common share	$0.40	$0.40	$0.50	$0.50	$1.80

American Capital Mortgage Investment Corp.
February 3, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015
Interest income:
Agency securities	$23,587	$19,988	$27,573	$27,894	$99,042
Non-agency securities and other	20,465	19,827	17,772	17,012	75,076
Interest expense	(8,199)	(7,586)	(7,561)	(7,454)	(30,800)
Net interest income	35,853	32,229	37,784	37,452	143,318
Realized loss on periodic settlements of interest rate swaps, net	(3,900)	(3,793)	(4,433)	(4,311)	(16,437)
Adjusted net interest income	31,953	28,436	33,351	33,141	126,881
Operating expenses (2)	(6,099)	(6,095)	(6,554)	(6,457)	(25,205)
Net spread income	25,854	22,341	26,797	26,684	101,676
Dollar roll income (loss)	1,708	3,201	2,572	(521)	6,960
Net spread and dollar roll income	27,562	25,542	29,369	26,163	108,636
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Net spread and dollar roll income available to common shareholders	$26,445	$24,425	$28,252	$25,046	$104,168

Weighted average number of common shares outstanding - basic	48,886	50,815	51,179	51,165	50,506
Weighted average number of common shares outstanding - diluted	48,898	50,828	51,190	51,209	50,519

Net spread and dollar roll income per common share - basic and diluted	$0.54	$0.48	$0.55	$0.49	$2.06
Net spread and dollar roll income, excluding “catch up” amortization per common share	$0.52	$0.51	$0.52	$0.49	$2.04

American Capital Mortgage Investment Corp.
February 3, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015
Net income (loss)	$(5,452)	$(24,012)	$(39,957)	$31,063	$(38,358)
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	40,972	(32,583)	60,834	(41,128)	28,095
Non-agency securities	16,120	13,104	13,287	642	43,153
Derivatives and other securities	(31,620)	23,914	(46,871)	52,936	(1,641)
Amortization / accretion	(3,521)	(1,053)	(7,446)	(1,601)	(13,621)
Capital losses (gains) in excess of capital gains (losses) (3)	(5,464)	1,888	11,531	(25,897)	(17,942)
Other realized losses, net	3,453	24,694	28,425	6,872	63,444
Taxable REIT subsidiary loss and other	5,304	14,377	3,453	4,594	27,728
Total book to tax difference	25,244	44,341	63,213	(3,582)	129,216
Estimated taxable income	19,792	20,329	23,256	27,481	90,858
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Estimated taxable income available to common shareholders	$18,675	$19,212	$22,139	$26,364	$86,390

Weighted average number of common shares outstanding - basic	48,886	50,815	51,179	51,165	50,506
Weighted average number of common shares outstanding - diluted	48,898	50,828	51,190	51,209	50,519

Net estimated taxable income per common share - basic and diluted	$0.38	$0.38	$0.43	$0.52	$1.71
Estimated cumulative undistributed REIT taxable income per common share	$0.04	$0.05	$0.07	$0.14	$0.04

Beginning cumulative non-deductible capital losses	$132,419	$130,531	$119,000	$144,897	$144,897
Current period net capital loss (gain)	(5,464)	1,888	11,531	(25,897)	(17,942)
Ending cumulative non-deductible capital losses	$126,955	$132,419	$130,531	$119,000	$126,955
Ending cumulative non-deductible capital losses per common share	$2.67	$2.65	$2.55	$2.33	$2.67

American Capital Mortgage Investment Corp.
February 3, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Ending agency securities, at fair value	$3,217,252	$3,356,523	$3,580,696	$4,176,349	$4,384,139
Ending agency securities, at cost	$3,235,938	$3,334,238	$3,590,993	$4,125,811	$4,374,729
Ending agency securities, at par	$3,073,198	$3,178,229	$3,423,358	$3,934,818	$4,190,407
Average agency securities, at cost	$3,384,168	$3,370,767	$4,036,089	$4,510,733	$4,280,835
Average agency securities, at par	$3,218,156	$3,213,650	$3,850,015	$4,301,833	$4,100,924

Ending non-agency securities, at fair value	$1,557,671	$1,479,586	$1,503,644	$1,315,152	$1,168,834
Ending non-agency securities, at cost	$1,543,113	$1,448,908	$1,459,862	$1,258,083	$1,111,123
Ending non-agency securities, at par	$1,759,482	$1,676,165	$1,703,846	$1,513,538	$1,373,652
Average non-agency securities, at cost	$1,509,545	$1,429,926	$1,311,249	$1,177,646	$1,037,091
Average non-agency securities, at par	$1,730,822	$1,663,642	$1,562,203	$1,435,214	$1,348,656

Net TBA portfolio - as of period end, at fair value	$44,988	$543,897	$(74,660)	$248,285	$271,617
Net TBA portfolio - as of period end, at cost	$44,181	$533,496	$(70,249)	$243,836	$259,985
Average net TBA portfolio, at cost	$201,280	$305,462	$108,012	$(163,124)	$1,072,410

Average total assets, at fair value	$5,948,023	$6,224,595	$6,569,906	$7,115,312	$7,040,096
Average agency and non-agency repurchase agreements and advances	$4,239,674	$4,118,008	$4,664,051	$4,994,683	$4,610,643
Average stockholders' equity (4)	$1,029,814	$1,099,139	$1,162,997	$1,184,951	$1,180,019

Average coupon	3.28%	3.15%	3.13%	3.10%	3.02%
Average asset yield	3.59%	3.31%	3.39%	3.15%	3.18%
Average cost of funds (5)	1.13%	1.09%	1.03%	0.96%	1.02%
Average net interest rate spread	2.46%	2.22%	2.36%	2.19%	2.16%
Average net interest rate spread, including estimated dollar roll income (loss) (6)	2.45%	2.27%	2.48%	2.25%	2.24%
Average net spread and dollar roll income, excluding catch-up premium amortization	2.37%	2.40%	2.36%	2.26%	2.35%
Average coupon as of period end	3.30%	3.17%	3.14%	3.11%	3.06%
Average asset yield as of period end	3.60%	3.45%	3.47%	3.26%	3.24%
Average cost of funds as of period end	1.23%	1.16%	1.05%	1.02%	1.02%
Average net interest rate spread as of period end	2.37%	2.29%	2.42%	2.24%	2.22%
Average actual CPR for agency securities held during the period	9.0%	11.0%	10.2%	7.7%	8.0%
Average projected life CPR for agency securities as of period end	8.5%	8.6%	8.1%	8.9%	8.2%

American Capital Mortgage Investment Corp.
February 3, 2016

Leverage - average during the period (7)	4.4x	4.1x	4.4x	4.6x	4.3x
Leverage - average during the period, including net TBA position	4.6x	4.4x	4.5x	4.5x	5.3x
Leverage - as of period end (8)	4.4x	4.2x	4.2x	4.3x	4.4x
Leverage - as of period end, including net TBA position	4.5x	4.7x	4.1x	4.5x	4.6x

Expenses % of average total assets - annualized	0.4%	0.4%	0.4%	0.4%	0.4%
Expenses % of average stockholders' equity - annualized	2.3%	2.2%	2.3%	2.2%	2.2%
Net book value per common share as of period end	$19.66	$19.93	$20.70	$22.00	$21.91
Dividends declared per common share	$0.40	$0.40	$0.50	$0.50	$0.65
Economic return (loss) on common equity - annualized	2.6%	(7.1)%	(14.7)%	11.0%	5.8%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Excludes servicing expenses related to the Company's investment in RCS.

(3)
The Company's estimated taxable income for the fourth quarter excludes $0.11 per common share of estimated net capital losses, which will be added to the Company's net capital loss carryforwards from prior periods.

(4)	Excluding the Company's investment in RCS, the average stockholder's equity for the fourth quarter was $1.0 billion.

(5)	Weighted average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(6)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on derivative instruments and other securities, net.

(7)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

(8)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on February 4, 2016 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q4 2015 Earnings Presentation link to download and print the presentation in advance of the shareholder call.
An archived audio of the shareholder call combined with the slide presentation will be available on the MTGE website after the call on February 4, 2016. In addition, there will be a phone recording available one hour after the live call on February 4, 2016 through February 18, 2016. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10078452.
For further information or questions, please contact the Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

American Capital Mortgage Investment Corp.
February 3, 2016

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. (“American Capital”). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $80 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $10 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
February 3, 2016

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.